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EXHIBIT 99.1

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)


I, George A. Roche, Chairman and President of T. Rowe Price Group, Inc., certify, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2002 of T. Rowe Price Group, Inc. that:

(1) The Quarterly Report on Form 10-Q fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained and incorporated by reference in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of T. Rowe Price Group, Inc.


/s/ George A. Roche

October 30, 2002